SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2009

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA		19020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.03 Material Modification to Rights of Security Holders

Limited Consent to Exchange Transactions

On August 3, 2009, Orleans Homebuilders, Inc. (the “Company”), its wholly owned subsidiary, Greenwood Financial, Inc., and certain affiliates of Greenwood Financial, Inc., Wachovia Bank, National Association, as administrative agent (“Wachovia”), and various other lenders entered into a Limited Consent to Exchange Transaction dated as of August 3, 2009 (the “Consent”).  The Consent was provided pursuant to the Company’s Second Amended and Restated Revolving Credit Loan Agreement dated as of September 30, 2008 (as amended, the “Credit Agreement”) by and among Greenwood Financial, Inc., and certain affiliates of Greenwood Financial, Inc. (collectively, the Borrowers), the Company as guarantor, Wachovia Bank, National Association, as administrative agent (“Wachovia”), and various other lenders party thereto (the “Lenders”) to permit the Company and its wholly-owned subsidiary OHI Financing, Inc. (“OHI”) to consummate a private debt exchange (the “Exchange”) for 100% of the outstanding $75 million of unsecured trust preferred securities  (the “Trust Preferred Securities”) issued by the Company’s affiliate Orleans Homebuilders Trust II for new unsecured subordinated notes (the “New Notes”) issued by OHI and guaranteed by the Company on a subordinated basis.  This private debt exchange also closed on August 3, 2009.  Following is a summary of certain material terms of the Consent and the material agreements pursuant to which the Exchange was consummated.

The terms of the Credit Agreement prohibited the consummation of the Exchange without the consent of two-thirds (by commitment) of the Lenders.  The Consent provided the Lender consent necessary under the terms of the Credit Agreement to consummate the Exchange.  In addition, in connection with consummating the Consent, the Company provided to the Lenders a mortgage on a parcel of real property consisting of approximately 60 lots as security for the performance of the Borrowers’ obligations under the Credit Agreement.  The lots subject to the mortgage had previously been included in the borrowing base calculations under the Credit Agreement.

In addition, the Consent also provides Lender consent for the Company to enter into an exchange offer with respect to its outstanding $30 million issue of 8.52% unsecured junior subordinated trust preferred securities issued by the Company’s affiliate Orleans Homebuilders Trust I provided that (i) the terms of the exchange offer for those trust preferred securities are substantially similar to, and no less favorable to the Borrowers, the Company, and the Lenders, than the terms of Exchange, as determined by the Agent, (ii) the exchange offer is consummated prior to September 30, 2009, (iii) the documentation for the exchange offer is in form and substance satisfactory to the Agent, and (iv) no Event of Default (as defined in the Credit Agreement), or any condition or event that, after notice or lapse of time or both, would constitute and Event of Default, has occurred and is continuing as of the effective date of the exchange offer.

In addition, the Consent also contained other customary terms relating to representations, warranties and acknowledgements by the Borrowers and the Company, limitations on the consent, conditions to the effectiveness of the Consent and the waiver by Borrowers and the Company of certain claims and causes of action the Borrowers or the Company may have against the Agent or the other Lenders.

The summary of the terms of the Consent set forth above is qualified in its entirety by reference to the Consent, a copy of which is attached as Exhibit 10.1.

Exchange

As permitted by the consent, on August 3, 2009, the Company closed the Exchange pursuant to an Exchange Agreement among OHI, the Company and the holders of the Trust Preferred Securities dated as of August 3, 2009 (the “Exchange Agreement”); a Junior Subordinated Indenture between OHI, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), dated as of August 3, 2009 (the “Indenture”); and a Parent Guarantee Agreement between the Company, as Parent Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, dated as of August 3, 2009 (the “Parent Guarantee Agreement” and together with the Exchange Agreement and the Indenture collectively, the “Exchange

Documents”).  Pursuant to the Exchange Documents, 100% of the outstanding $75 million of unsecured Trust Preferred Securities issued by the Company’s affiliate Orleans Homebuilders Trust II were exchanged for new subordinated notes issued by OHI and guaranteed on a subordinated basis by the Company pursuant to the Parent Guarantee (the “New Notes”).  The description of the Exchange Documents below is qualified in its entirety by reference to the Exchange Documents, copies of which are attached hereto as Exhibits 10.2, 10.3 and 10.4.

Exchange Agreement

The Exchange Agreement generally provides for the exchange by the holders of the Trust Preferred Securities for the New Notes.  The Exchange Agreement contains customary closing conditions, representations and warranties of the Company and OHI as well as of the holders of the Trust Preferred Securities, covenants and indemnification of the holders of the Trust Preferred Securities by the Company.  The Exchange Agreement also provides that the quarterly payment due on July 30, 2009 on the Trust Preferred Securities has been paid at a 1.00% per annum rate on the principal amount of the New Notes.

The above description of the principal provisions of the Exchange Agreement is qualified in its entirety by reference to the copy of the Exchange Agreement attached hereto as Exhibit 10.2.

Indenture and New Notes

The Indenture sets forth the principal terms of the New Notes, including the following:

•                  The New Notes require quarterly interest payments (a) at an interest rate of 1.00% per annum for each of the first five years through and including July 30, 2014; (b) at an interest rate of 8.61% per annum from July 31, 2014 through January 30, 2016 inclusive; and (c) at an interest rate of LIBOR plus 3.60% per annum thereafter.

•                  The aggregate principal amount of the New Notes is $93.75 million and the New Notes mature on January 30, 2036 (the same maturity date as the Trust Preferred Securities).

•                  The Company may redeem the New Notes in whole or in part at any time prior to the maturity date at a price equal to the principal amount plus any accrued and unpaid interest to the date of redemption.

•                  The New Notes are entitled to the benefit of a $5.0 million financial letter of credit (the “Letter of Credit”) which may be drawn upon by the Trustee for the benefit of the holders of the New Notes upon the occurrence of certain Events of Default under the Indenture, the redemption of the New Notes pursuant to a “change of control” (as defined below) for less than the principal amount of the New Notes, the non-renewal of the Letter of Credit or the issuer of the Letter of Credit failing to maintain certain rating characteristics without the issuance of a replacement letter of credit by an issuer conforming with such characteristics.

•                  In the event of a “change of control” (as defined below), the Company may, at its option, redeem the New Notes in whole at a price equal to the aggregate of (a) $17.580 million provided that the change of control occurs on or before December 31, 2012, or $21.975 million if the change of control occurs on or after January 1, 2013, but prior to the maturity date; plus (b) the $5.0 million Letter of Credit, plus (c) 0.17857 times the amount paid or distributed to or received by, directly or indirectly, the equity interests of the Company.  In no event shall this optional redemption amount ever exceed the par amount of the New Notes.

•                  “Change of control” is defined in the Indenture as the occurrence of one or more of the following events:  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof, on an arm’s length basis with an entity that is not an affiliate of the Company; or any person or Group (other than Jeffrey P. Orleans and his affiliates and family or any affiliate of the Company (collectively, a “JPO Party”)) shall acquire either by purchase from a JPO Party or from the Company through purchase or merger or otherwise, directly or indirectly, beneficially or of record, shares representing more than 80% of the issued and outstanding equity interests of the Company and more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company.

•                  The Indenture generally restricts OHI from declaring or paying any dividends or distributions on equity until July 30, 2014.  In addition, neither the Company nor OHI shall incur any debt that is senior in right of payment to the New Notes or the guarantee of the New Notes, as the case may be, and subordinated in right of payment to any other debt of the Company or OHI, as the case may be.  For purposes of the foregoing, no debt will be deemed to be subordinated in right of payment to any other debt of the Company or OHI solely by virtue of such debt being unsecured or by virtue of the fact that the holders of such debt have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.  Furthermore, neither the Company nor OHI nor any of their respective Subsidiaries may incur any Senior Debt (as defined below, but other than the Credit Facilities (as defined in the Indenture)) (a) other than any Senior Debt that is incurred in an arm’s length transaction with a party that is not a JPO Party and on terms which the Company or OHI, as the case may be, reasonably determines are commercially reasonable or (b) the proceeds of which are distributed to an entity other than the Company, OHI or a Subsidiary of either thereof which is subject to the covenants of the Indenture.

•                  The Indenture also contains a provision that the Company shall not, without the express written consent of the holders of a majority in aggregate principal amount of the outstanding New Notes, enter into an exchange offer, amendment, supplement or similar transaction with respect to the  existing $30 million of 8.52% trust preferred securities unless the material terms of any such transaction are substantially similar to and not more favorable to the holders of those securities than those set forth under the Indenture.

•                  The Indenture contains the following principal events of default: (i) default in the payment of any interest upon any New Note when it becomes due and payable, and continuance of such default for a period of thirty (30) days; (ii) default in the payment of the principal of or any premium on any New Note at its maturity; (III) default in the performance, or breach, of any covenant or warranty of the Company or OHI in the Indenture, the Parent Guarantee Agreement or the Exchange Agreement (with certain limited exceptions) and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company and OHI by the Trustee or to the Company, OHI and the Trustee by the holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding New Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; and (iv) certain events of bankruptcy involving OHI or the Company.

•                  The Indenture contains provisions that subordinate the payment of principal and interest on the New Notes (but not the proceeds of a drawing under the Letter of Credit) to the prior payment in full of Senior Debt.  Senior Debt is defined as the principal of and any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to OHI, whether or not such claim for post-petition interest is allowed in such proceeding) all Debt (as defined in the Indenture) of the Company and OHI, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding, that such obligations are not superior in right of payment to theNew Notes; provided that Senior Debt shall not be deemed to include any (i) debt or (ii) other debt securities (and guarantees, if any, in respect of such debt securities) issued to any trust (or a trustee of any such trust), partnership or other entity affiliated with OHI that is a financing vehicle of OHI (a “financing entity”) in connection with the issuance by such financing entity of equity securities or other securities, in each case pursuant to an instrument that ranks pari passu with or junior in right of payment to the Indenture.

•                  The Indenture provides that OHI may only consolidate or merge with, or sell, lease or convey all or substantially all of its assets to, entities that meet certain conditions and with the consent of the holders of a majority in principal amount of the outstanding New Notes, subject to the exercise of the redemption right described above.

The above description of the principal provisions of the Indenture is qualified in its entirety by reference to the copy of the Indenture attached hereto as Exhibit 10.3.

Parent Guarantee Agreement

The Parent Guarantee Agreement contains the following principal provisions:

•                  the guarantee (the “Guarantee”) by the Company of the obligations of OHI under the Indenture;

•                  subordination of the Guarantee to Senior Debt in the same manner as the New Notes are subordinated to Senior Debt in the Indenture;

•                  the Company may only consolidate or merge with, or sell, lease or convey all or substantially all of its assets to, entities that meet certain conditions and with the consent of the holders of a majority in principal amount of the outstanding New Notes, subject to the exercise of the redemption right described above under “Indenture”;

•                  the Company will generally be restricted from declaring or paying any dividends or distributions on equity until July 30, 2014; and

•                  the Company is required to hold 100% of the equity interests of OHI.

The above description of the principal provisions of the Parent Guarantee is qualified in its entirety by reference to the copy of the Parent Guarantee attached hereto as Exhibit 10.4.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and 3.03 is incorporate by reference as if set forth fully herein.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated or expected conditions in or recovery of the housing market, and economic conditions; the Company’s long-term opportunities; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings, amendments to or extensions of our existing revolving credit facility, strategic transactions or other alternative recapitalization or exchange offer transactions; the anticipated impact of bank reappraisals; future impairment charges, future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated legislation and its impact; expected tax refunds; anticipated use of proceeds from transactions; anticipated cash flow from operations; reductions in land expenditures; the Company’s ability to meet its internal financial objectives or projections, and debt covenants; potential future land sales; the Company’s future liquidity, capital structure and finances; and the Company’s response to market conditions.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  For example, there can be no assurance that the Company will be able to obtain any amendment to or extension of its existing revolving credit facility or other alternative financing or adjust successfully to current market conditions.  These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, our ability to modify or extend our existing credit facility or otherwise engage in a financing or strategic transaction; the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports of Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Limited Consent to Exchange Transactions dated as of August 3, 2009, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto (filed herewith).

10.2

Exchange Agreement among OHI Financing, Inc., the Company, Taberna Preferred Funding III, Ltd., Taberna Preferred Funding IV, Ltd., and Taberna Preferred Funding VI, Ltd. dated as of August 3, 2009 (filed herewith).

10.3	Junior Subordinated Indenture between OHI Financing, Inc., as issuer, and The Bank of New York Mellon as Trustee, dated as of August 3, 2009 (filed herewith).
10.4	Parent Guarantee Agreement between Orleans Homebuilders, Inc., as Parent Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, dated as of August 3, 2009 (filed herewith).
99.1	Press release of Orleans Homebuilders, Inc. dated August 4, 2009 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2009

Orleans Homebuilders, Inc.

By:	Garry P. Herdler
	Name:	Garry P. Herdler
	Title:	Executive Vice President, Chief Financial Officer and Principal Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Limited Consent to Exchange Transactions dated as of August 3, 2009, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto.

10.2	Exchange Agreement among OHI Financing, Inc., the Company, Taberna Preferred Funding III, Ltd., Taberna Preferred Funding IV, Ltd., and Taberna Preferred Funding VI, Ltd. dated as of August 3, 2009.
10.3	Junior Subordinated Indenture between OHI Financing, Inc., as issuer, and The Bank of New York Mellon as Trustee, dated as of August 3, 2009.
10.4	Parent Guarantee Agreement between Orleans Homebuilders, Inc., as Parent Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, dated as of August 3, 2009.
99.1	Press release of Orleans Homebuilders, Inc. dated August 4, 2009.